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                                                                    Exhibit 23.3

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Openwave Systems Inc. Registration Statement (Form S-8) pertaining to Openwave Systems Inc. 2001 Stock Compensation Plan, Openwave Systems Inc. 1995 Stock Plan, Openwave Systems Inc. 1996 Stock Plan and Openwave Systems Inc. 1999 Employee Stock Purchase Plan of our report dated July 12, 2000, with respect to the supplemental consolidated financial statements of Software.com, Inc. included in its Current Report (Form 8-K), filed with the Securities and Exchange Commission on July 17, 2000.


                                                           /s/ Ernst & Young LLP

Woodland Hills, California
August 9, 2001